EXHIBIT 10.20

PGT INNOVATIONS, INC.

RESTRICTED SHARE AWARD AGREEMENT

THIS RESTRICTED SHARE AWARD AGREEMENT (the “Agreement”), dated as of [_____________] 2023 (the “Grant Date”), is made by and between PGT Innovations, Inc., a Delaware corporation (the “Company”), and [________________] (the “Grantee”).

WHEREAS, the Company has adopted the Amended and Restated PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan (the “Plan”), pursuant to which the Company may grant Restricted Shares and certain other awards described therein; and

WHEREAS, pursuant to the Plan, the Company desires to grant to the Grantee the number of Restricted Shares and other rights provided for herein.

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Grant of Restricted Shares Award

(a) Grant of Award. Subject to adjustment based on the terms and conditions set forth in this Agreement, and as otherwise provided in the Plan, the Company hereby grants to the Grantee [X,XXX] Restricted Shares (the “Target Restricted Shares”) and an opportunity to earn additional Restricted Shares or Common Shares (the “Additional Opportunity,” and, together with the Target Restricted Shares, the “Award”), all subject to the terms and conditions of this Agreement, the Plan, and the separate schedule of Management Objectives provided to the Grantee and set forth in Exhibit A, attached hereto (the “Statement of Management Objectives”).

(b) Incorporation of Plan. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan, the Statement of Management Objectives, and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his or her legal representative in respect of any questions arising under the Plan, the Statement of Management Objectives, or this Agreement. In the event of any conflict between the provisions of this Agreement or the Statement of Management Objectives and those of the Plan, the provisions of the Plan shall control.

Section 2. Terms and Conditions of Award

The grant provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a) Ownership Rights. Subject to the restrictions set forth in the Plan and this Agreement, the Grantee shall possess all incidents of ownership of any Restricted Shares issued or transferred hereunder as of the date such Restricted Shares are issued or transferred to the Grantee, including the right to receive dividends with respect to such Restricted Shares and the right to vote such Restricted Shares. The Grantee shall have no rights of ownership in the Restricted Shares or Common Shares underlying the Additional Opportunity until the date on which the Restricted Shares or Common Shares, as applicable, underlying the Additional Opportunity are issued or transferred to the Grantee pursuant to the terms of this Agreement and the Statement of Management Objectives.

(b) Restrictions. Restricted Shares or any interest hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the lapse of restrictions set forth in this Agreement applicable thereto, as set forth in Section 2(d). The Committee may in its discretion, cancel all or any portion of any outstanding restrictions prior to the expiration of the periods provided under Section 2(d).

(c) Book Entry; Restrictive Legend. All Restricted Shares will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.

(d) Lapse of Restrictions. Subject to the Grantee’s continuous employment or service with the Company or a Subsidiary from the Grant Date through the applicable vesting dates set forth in the Statement of Management Objectives, except as may otherwise be provided herein, the restrictions on transfer set forth in Section 2(b) shall lapse, and Additional Opportunity shall be settled, in accordance with the terms and conditions set forth in the Statement of Management Objectives. Upon the death of the Grantee, if the Grantee remained in continuous employment or service with the Company or a Subsidiary until the date of his or her death, all restrictions on transfer with respect to any then outstanding Restricted Shares shall lapse.

Upon the lapse of restrictions relating to any Restricted Shares, the Company shall cause the transfer agent to remove the restrictions with respect to such Restricted Shares, which shall thereupon become Common Shares without restrictions and be held in book entry form.

(e) Termination of Employment or Service. Except as otherwise set forth in Section 2(d), in the event that the Grantee’s employment with or service to the Company and all Subsidiaries is terminated prior to the lapsing of restrictions with respect to any portion of any Restricted Shares granted hereunder, or the vesting of any Additional Opportunity granted hereunder, such Restricted Shares then subject to restriction or unvested portions of the Additional Opportunity, as applicable, that are held by the Grantee shall be immediately forfeited as of the date of such cessation of employment or service.

Restricted Shares forfeited pursuant to this Section 2(e) shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such shares.

Section 3. NON-SOLICITATION AND NON-COMPETITION

As a condition to the grant of the Award, the Grantee agrees to the foregoing provisions:

(a)
The Grantee hereby agrees that during the time he/she is employed with the Company and for a period of one (1) year following his/her separation from employment for any reason, whether voluntary or involuntary (the “Restricted Period”), he/she will refrain from and will not, directly or indirectly, solicit, request or engage in any conversation with any of the employees, contractors or vendors of the Company regarding terminating, diminishing or modifying their business relationship, employment relationship, or other relationship with the Company and/or entering into business, employment, or any other relationship with the Grantee or for any other person or entity employing the Grantee or in which the Grantee has any interest.
(b)
The Grantee hereby agrees that the Grantee will not, during the Restricted Period, engage, directly or indirectly, in any capacity, in a business in any manner similar to, or in competition with the Company’s business, which includes, but is not limited to, the manufacturing and fabrication of impact and non-impact resistant windows and doors for distribution in the United States (the “Prohibited Activity”), and that the Grantee will not during the Restricted Period be connected, directly or indirectly, with any person, firm, corporation or other entity engaged in, and will not have any financial interest in, the Prohibited Activity, in any capacity including without limitation as an employee, contractor, owner, agent, representative, member, manager, principal or stockholder. The Grantee further agrees that during the Restricted Period, the Grantee will not, directly or indirectly, be employed by or become a partner of, or a stockholder of or act as an officer, director, independent contractor, consultant, principal, agent, proprietor, or in any other capacity for any partnership, company or other entity engaged in the Prohibited Activity. This covenant will be applicable to the Grantee worldwide so long as the end product is distributed in the United States (the “Restricted Territory”). The Grantee acknowledges and agrees that if the Grantee’s association with any partnership, corporation or other entity is enjoined in accordance with the time and geographical limitations contained in this paragraph, that it will not adversely affect the public health, safety or welfare of the community covered by the covenant not to compete.
(c)
This covenant on the part of the Grantee shall be construed as an independent agreement, and the existence of any claim or cause of action of the Grantee or otherwise, shall not constitute a defense to the enforcement by the Company of this covenant. It is agreed by the parties hereto that if any portion of this covenant not to compete is held to be unreasonable, arbitrary or against public policy, the covenant herein shall be considered diminishable both as to time and geographical area; and each month of the Restricted Period shall be deemed a separate period of time, and each quarter mile of the Restricted Territory shall be deemed a separate geographical area, and shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy. The Grantee further understands that this covenant may be enforced by the entering of a temporary or permanent injunction. It is understood that in determining the enforceability of the restrictive covenant, the Court shall not consider any individual economic or other hardships that might be caused to the person against whom the enforcement is sought. The Grantee represents and warrants to the Company that the Grantee’s experience and capabilities are such that the Grantee can obtain employment in a business without breaching the terms and conditions of this Agreement, and that the Grantee’s obligations under the provisions of Section

3 this Agreement (and the enforcement thereof by injunction or otherwise) will not prevent the Grantee from earning a livelihood.
(d)
It is understood that a Court of competent jurisdiction shall enforce this covenant not to compete by any appropriate and effective remedy, including, but not limited to, damages, attorney fees, court costs, temporary and permanent injunctions. The violation of this covenant not to compete creates a presumption of irreparable injury to the Company on seeking its enforcement. The Company will post a proper bond as set by the Court if an injunction is entered. In the event that the Company or its successors in interest shall make application to a court of competent jurisdiction for injunctive relief, then and in that event, the Restricted Period shall be tolled for a period of time from the commencement of the acts by the Grantee which create the claim for injunctive relief and terminating with the date of final adjudication of the claim for injunctive relief, if granted. It is further agreed that the above-described covenants not to solicit and not to compete and all provisions relating thereto shall survive the termination of this Agreement.
(e)
Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement prevents the Grantee from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity the Grantee is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

Section 4. Miscellaneous

(a) Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the General Counsel of the Company at the principal office of the Company and, in the case of the Grantee, to Grantee’s address appearing on the books of the Company or to the Grantee’s residence or to such other address as may be designated in writing by the Grantee. Notices may also be transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

(b) No Right to Continued Employment or Service. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the right of the Company, or its Subsidiaries, to remove, terminate or discharge the Grantee at any time in accordance with applicable law, at any time for any reason whatsoever, with or without Cause.

(c) Changes in Capitalization. In the event of any corporate transaction described in Section 11 of the Plan, the Committee shall make any adjustments deemed appropriate by the Committee in such manner as the Committee deems necessary to prevent material dilution or enlargement of the rights granted to the Grantee.

(d) Award Subject to Clawback or Recoupment. Pursuant to Section 13 of the Plan, the Grantee acknowledges that the Award shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Company or required by law that is applicable to the Grantee. In addition to any other remedies available under such policy, applicable law may require the cancellation of the Grantee’s Award (whether vested or unvested) and the recoupment of any gains realized with respect to the Grantee’s Award.

(e) Bound by Plan. By signing this Agreement, the Grantee acknowledges receipt of a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(f) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(g) Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(h) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto. This Agreement may also be amended by the Company at any time if such amendment does not materially impair the rights of the Grantee under this Agreement.

(i) Entire Agreement. This Agreement (including Exhibit A) and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(j) Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

(k) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(m) Section 409A of the Code. It is intended that this Agreement and the Plan be exempt from provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy the short-term deferral exemption under Section 409A of the Code, or otherwise fail to be exempt from (or comply with) the provisions of Section 409A of the Code, shall have no force or effect until amended in a manner consistent with Section

409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee).

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first written above.

PGT INNOVATIONS, INC.

_________________________________

By: Jeffrey T. Jackson

Its: President and Chief Executive Officer

Name:

Signature:

Printed Name:

Address: